Exhibit 10.24

SEVENTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT

This Seventh Amendment to Revolving Credit, Term Loan, and Security Agreement (the “Amendment”) is made this 8th day of July, 2020 by and among VITAL FARMS, INC., a corporation organized under the laws of the State of Delaware (“Vital Farms”), VITAL FARMS OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Missouri (“Vital Farms Missouri”), VITAL FARMS, LLC, a limited liability company organized under the laws of the State of Montana (“Vital Farms Montana”), SAGEBRUSH FOODSERVICE, LLC, a limited liability company organized under the laws of the State of Delaware (“Sagebrush”), BARN DOOR FARMS, LLC, a limited liability company organized under the laws of the State of Delaware (“Barn Door”), BACKYARD EGGS, LLC, a limited liability company organized under the laws of the State of Delaware (“Backyard”, and together with Vital Farms, Vital Farms Missouri, Vital Farms Montana, Sagebrush, Barn Door and each Person joined as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party (collectively, the “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On October 4, 2017, Borrowers, Lenders, and Agent entered into a certain Revolving Credit, Term Loan, and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have informed Agent and Lenders that Vital Farms intends to file a public registration statement with the SEC in accordance with the Securities Act to initiate consummation of an initial public offering with respect to Vital Farms (such transaction, the “IPO”).

C. Borrowers have requested and Agent and Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and conditions in the Loan Agreement related to the IPO.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendments to Loan Agreement. Upon the consummation of the IPO, the Loan Agreement shall be amended as follows:

(a) Existing Definition. The following definition contained in Section 1.2 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Change of Control” shall mean: (a) the occurrence of any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), but excluding any employee benefit plan of such Person and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall have, directly or indirectly, acquiring beneficial ownership of Equity Interests representing more than thirty-five (35%) percent or more of the aggregate voting power represented by the issued and outstanding Equity Interests of Vital Farms entitled to vote generally in the election of directors of Vital Farms, (b) the occurrence of any event (whether in one or more transactions) which results in Vital Farms failing to own one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of any other Borrower, or (c) the occurrence of any merger, consolidation or sale of substantially all of the property or assets of any Borrower.

(b) Mandatory Prepayment. Section 2.20(b) of the Loan Agreement shall be amended and restated in its entirety as follows:

(b) In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by Borrowers or the issuance of any Equity Interests (other than the Equity Interests issued by Vital Farms in connection with the consummation of its initial public offering) by any Borrower, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of (i) the cash proceeds from any such issuance or incurrence of Indebtedness or (ii) the net cash proceeds of any such issuance of Equity Interests, as applicable, repay the Advances in an amount equal to (x) one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness and (y) one hundred percent (100%) of such net cash proceeds in the case of such issuance of Equity Interests. Such repayments will be applied in the same manner as set forth in Section 2.20(a) hereof.

(c) Federal Securities Laws. Section 5.21 of the Loan Agreement shall be amended and restated in its entirety as follows:

5.21 Reserved.

(d) Federal Securities Laws. Section 6.10 of the Loan Agreement shall be amended and restated in its entirety as follows:

6.10 Reserved.

(e) Fiscal Year and Accounting Changes. Section 7.13 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.13 Fiscal Year and Accounting Changes. Change its fiscal year from a 52-53-week fiscal year ending on the last Sunday of each December or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

(f) Annual Financial Statements. Section 9.7 of the Loan Agreement shall be amended and restated in its entirety as follows:

9.7 Annual Financial Statements. Furnish Agent no later than the earlier to occur of (x) the date by which Vital Farms is required to file its annual report on form 10-K with the SEC after the close of each fiscal year of Borrowers or (y) the one hundred twentieth (120th) day after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate.

(g) Quarterly Financial Statements. Section 9.8 of the Loan Agreement shall be amended and restated in its entirety as follows:

9.8 Quarterly Financial Statements. Furnish Agent no later than the earlier to occur of (x) the date by which Vital Farms is required to file its quarterly report on form 10-Q with the SEC after the close of each fiscal quarter of Borrowers or (y) the forty-fifth (45th) day after the end of each fiscal quarter of Borrowers, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate.

(h) Information as to Borrowers. Article IX of the Loan Agreement shall be amended by adding a new Section 9.19 to the end thereof as follows:

9.19 SEC Reports. Furnish Agent, promptly upon becoming available to Borrowers, any reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by any Borrower with the SEC and not posted to the EDGAR website; provided that Borrowing Agent shall promptly notify Agent of the posting of any such documents to the EDGAR website that are material and not filed in the ordinary course of the Borrowers’ business.

2. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received this Amendment fully executed by Borrowers;

(b) Agent shall have received documentation evidencing that Vital Farms has publically filed to initiate consummation of the IPO; and

(c) Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

4. Amendments to Organizational Documents and Stock Split. Notwithstanding anything to the contrary contained in the Loan Agreement, Agent and Lenders consent to the amendment and restatement of Vital Farms’ articles of incorporation and bylaws (with such amended and restated articles of incorporation and bylaws being referred to collectively as the “Amended Organizational Documents”) and the stock split consummated in connection with, or prior to initiation of, the IPO so long as Agent and Lenders have received and approved final versions of the Amended Organizational Documents in advance of the execution and/or filing thereof, as applicable.

5. Post-Closing Covenant. Immediately upon consummation of the IPO, Borrowers shall deliver to Agent all material documentation evidencing such consummation (including, without limitation, executed and/or filed copies of the Amended Organizational Documents, as applicable).

6. Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

7. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

9. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on July [    ], 2020, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $[        ] due on account of Revolving Advances, $[        ] due on account of the Term Loan and $[            ] due on account of the Equipment Loans, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

10. Release. In consideration of Agent’s and Lenders’ agreements contained in this Amendment, Borrowers hereby irrevocably release and forever discharge Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, partners, members, shareholders, directors, officers, employees, agents, consultants, attorneys and other professional advisors (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrowers ever had or now have against any Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Loan Agreement or any Other Document on or prior to the date hereof.

11. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. This Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

VITAL FARMS, INC.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

VITAL FARMS OF MISSOURI, LLC
By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

VITAL FARMS, LLC
By its Manager: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

SAGEBRUSH FOODSERVICE, LLC
By its Manager: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

BARN DOOR FARMS, LLC
By its Manager: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN, AND SECURITY AGREEMENT]

BACKYARD EGGS, LLC
By its Manager: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Operating Officer

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN, AND SECURITY AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

	By:	/s/ Lauren Wagner
	Name:	Lauren Wagner
	Title:	Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN, AND SECURITY AGREEMENT]